EXHIBIT 15


December 13, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Commissioners:

We are aware that our report dated November 22, 1999 on our review of interim financial information of C&D TECHNOLOGIES, INC. and Subsidiaries (the "Company") as of and for the period ended October 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Forms S-8 (Registration No. 33-31978, No. 33-71390, No. 33-86672, No. 333-17979, No. 333-38891, and No. 333-59177) and Form S-3
(Registration No. 333-38893).

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
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    PricewaterhouseCoopers LLP